Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports First Quarter 2016 Results

MINNEAPOLIS, April 26, 2016 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three months ended March 31, 2016.

“2016 is off to an exciting start for Capella Education Company,” said Kevin Gilligan, chairman and chief executive officer. “In addition to delivering first quarter results within expectations, we continue to build a leadership position in the market for job-ready 21st century skills. Our recent acquisition of Hackbright Academy is another step in positioning Capella for accelerated growth in 2017 and beyond.”

Results for the first quarter of 2016, and comparisons to previous periods are for continuing operations. For the three months ended March 31, 2016:

•	Revenues were $105.4 million, compared to $105.7 million in the first quarter of 2015, a decrease of 0.2 percent.

•
Capella University total active enrollment increased 2.6 percent to 38,503, new enrollment decreased by 3.7 percent compared to first quarter 2015, and early cohort persistence improved by approximately 2 percent.

•	Operating income was $16.5 million, compared to $17.6 million for the same period in 2015. Operating margin was 15.7 percent, compared to 16.7 percent for the first quarter 2015.

•	Income from continuing operations for the first quarter of 2016 was $10.3 million, compared to $10.9 million for the same period in 2015.

•	Diluted net income per common share from continuing operations was $0.86, compared to $0.88 for the same period in 2015.

Balance Sheet and Cash Flow

As of March 31, 2016, the Company had cash and marketable securities of $163.2 million, compared to $159.3 million at Dec. 31, 2015, and no debt for the same periods.

Cash provided by operating activities from continuing operations for the three months ended March 31, 2016 was $22.7 million compared to $18.1 million in the same period a year ago.

Dividend and Share Repurchases

A quarterly cash dividend of $0.39 per outstanding share of common stock was declared during the first quarter of 2016. The dividend was paid on April 15, 2016.

In the first quarter of 2016, the Company repurchased approximately 165,000 shares of Capella stock for total consideration of $7.5 million. The remaining authorization as of the end of the first quarter was $48.5 million.

Outlook

On April 22, 2016, Capella announced the acquisition of Hackbright Academy, the leading software engineering school for women, for a cash payment of approximately $18 million. Hackbright’s financial results will be included in our consolidated financial statements as of the close of the transaction. For 2016, we expect Hackbright to contribute about a point of revenue growth to Capella’s results and dilution of approximately $0.15 to $0.25 per share.

The following revenue and operating margin outlook excludes the expected financial results of Hackbright. For the second quarter ending June 30, 2016, Capella University new enrollment is expected to be slightly up year-over-year and total enrollment is expected to grow about 1.5 to 2.5 percent year-over-year. Revenues from continuing operations are expected to be about flat to up 1.0 percent compared to second quarter 2015. Consolidated operating margin for continuing operations is anticipated to be approximately 17.0 to 18.0 percent of total revenue for the second quarter of 2016.

“Our goals remain to deliver annual new and total enrollment growth for Capella University in 2016,” said Steve Polacek, senior vice president and chief financial officer. “Our strong financial position provides us with the ability to further invest in differentiating our core business, while making longer-term investments to expand into exciting new growth markets.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation and gainful employment disclosures, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; any governmental review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Minnesota Office of Higher Education or other state regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; successfully managing our PhD completion efforts; improving our conversion rate and effectively leveraging our brand-driven marketing strategy; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; improving our learner persistence and cohort retention rate; successfully integrating acquisitions; successfully growing Capella Learning Solutions’ new business lines; and managing risks associated with the overall competitive environment and general economic conditions.
Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements include those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC), and any updates or developments described in our Quarterly Reports on Form 10-Q and other documents the company files with the SEC.

Conference Call

Capella will discuss its first quarter 2016 results and outlook during a conference call scheduled today, April 26, 2016, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 800.794.6623 (domestic) or 785.424.1227 (international) at 8:50 a.m. (ET), conference ID# 8176. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on April 26 through May 3, 2016, at 800.839.2670 (domestic) or 402.220.7230 (international), conference ID# 8176. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company

Founded in 1991, Capella Education Company (http://www.capellaeducation.com) is a leading education provider, primarily through our wholly owned subsidiary Capella University (http://www.capella.edu), a regionally accredited* online university with approximately 39,000 learners as of March 31, 2016. Capella Education Company also owns Capella Learning Solutions (CLS) which provides online non-degree, high-demand, job-ready skills, training solutions and services to individuals and corporate partners; Hackbright Academy (https://hackbrightacademy.com), the leading software engineering school for women with a mission to increase female representation in tech through education, mentorship and community; and Sophia (http://www.sophia.org), an innovative learning platform leveraging technology to support self-paced learning.

*Capella University is accredited by The Higher Learning Commission.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of March 31, 2016	As of December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92,519	$86,104
Marketable securities, current	32,041	27,522
Accounts receivable, net of allowance of $5,405 at March 31, 2016 and $6,340 at December 31, 2015	17,623	17,081
Prepaid expenses and other current assets	12,472	14,308
Currents assets of business held for sale	21,996	4,251
Total current assets	176,651	149,266
Marketable securities, non-current	38,645	45,679
Property and equipment, net	34,206	34,306
Noncurrent assets of business held for sale	—	18,707
Other assets	6,641	2,397
Total assets	$256,143	$250,355
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,639	$1,470
Accrued liabilities	27,436	23,658
Dividends payable	4,730	4,824
Deferred revenue	10,712	7,796
Current liabilities of business held for sale	8,202	8,291
Total current liabilities	52,719	46,039
Deferred rent	1,638	1,874
Other liabilities	2,000	3,061
Deferred income taxes	1,277	1,502
Total liabilities	57,634	52,476
Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 11,722 at March 31, 2016 and 11,824 at December 31, 2015	117	118
Additional paid-in capital	116,533	114,849
Accumulated other comprehensive loss	(85)	(272)
Retained earnings	81,944	83,184
Total shareholders’ equity	198,509	197,879
Total liabilities and shareholders’ equity	$256,143	$250,355

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
Revenues	$105,448	$105,701
Costs and expenses:
Instructional costs and services	45,311	45,242
Marketing and promotional	25,879	26,341
Admissions advisory	7,423	6,952
General and administrative	10,308	9,556
Total costs and expenses	88,921	88,091
Operating income	16,527	17,610
Other expense, net	(9)	(13)
Income from continuing operations before income taxes	16,518	17,597
Income tax expense	6,242	6,660
Income from continuing operations	10,276	10,937
Loss from discontinued operations, net of tax	(978)	(900)
Net Income	$9,298	$10,037
Basic net income (loss) per common share:
Continuing operations	0.87	0.89
Discontinued operations	(0.08)	(0.07)
Basic net income per common share	$0.79	$0.82
Diluted net income (loss) per common share
Continuing operations	0.86	0.88
Discontinued operations	(0.08)	(0.08)
Diluted net income per common share	$0.78	$0.80
Weighted average number of common shares outstanding:
Basic	11,755	12,228
Diluted	11,953	12,485
Cash dividends declared per common share	$0.39	$0.37

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
Operating activities
Net income	$9,298	$10,037
Loss from discontinued operations, net of tax	(978)	(900)
Income from continuing operations	10,276	10,937
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	1,926	3,139
Depreciation and amortization	5,209	5,314
Amortization of investment discount/premium, net	556	560
Loss on disposal of property and equipment	19	21
Share-based compensation	2,813	1,737
Excess tax benefit from share-based compensation	(324)	(368)
Deferred income taxes	(260)	44
Changes in operating assets and liabilities
Accounts receivable	(2,467)	(1,259)
Prepaid expenses and other current assets	(1,149)	(2,114)
Accounts payable and accrued liabilities	2,084	804
Income taxes payable	1,382	(493)
Deferred rent	(236)	(178)
Deferred revenue	2,916	(35)
Net cash provided by operating activities - continuing operations	22,745	18,109
Net cash (used in) provided by operating activities - discontinued operations	(750)	1,454
Net cash provided by operating activities	21,995	19,563
Investing activities
Capital expenditures	(5,309)	(7,104)
Investment in partnership interest	(2,246)	—
Purchases of marketable securities	(8,507)	(6,462)
Maturities of marketable securities	10,560	6,980
Net cash used in investing activities - continuing operations	(5,502)	(6,586)
Net cash used in investing activities - discontinued operations	(31)	(229)
Net cash used in investing activities	(5,533)	(6,815)
Financing activities
Excess tax benefits from share-based compensation	324	368
Net proceeds from exercise of stock options	967	633
Payment of dividends	(4,612)	(4,532)
Repurchases of common stock	(7,507)	(3,715)
Net cash used in financing activities - continuing operations	(10,828)	(7,246)
Effect of foreign exchange rates on cash	(39)	(82)
Net increase in cash and cash equivalents	5,595	5,420
Cash and cash equivalents and cash of business held for sale at beginning of period	88,027	94,003
Cash and cash equivalents and cash of business held for sale at end of period	93,622	99,423
Less cash of business held for sale at end of period	(1,103)	(2,908)
Cash and cash equivalents at end of period	$92,519	$96,515
Supplemental disclosures of cash flow information
Income taxes paid	$5,117	$7,089
Non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$670	$536
Declaration of cash dividend to be paid	4,638	4,580
Repurchases of common stock included in accrued liabilities	$—	$191

CAPELLA UNIVERSITY
Other Information

	March 31,
Enrollment by Degree (a):	2016	2015	% Change
Doctoral	9,857	10,233	(3.7)%
Master's	17,809	16,451	8.3%
Bachelor's	9,784	9,835	(0.5)%
Other	1,053	1,017	3.5%
Total	38,503	37,536	2.6%

(a) Enrollment as of March 31, 2016 and 2015 is the enrollment as of the last day of classes for the quarter ended March 31, 2016 and 2015, respectively.